UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2011

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 5, 2011, McCormick & Company, Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and SunTrust Robinson Humphrey, Inc. as representatives of the several underwriters (the “Underwriters”), in connection with the issuance and sale of $250 million aggregate principal amount of 3.900% Notes due 2021 (the “Notes”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated by reference herein.

Closing

On July 8, 2011, the Company closed the offering of the Notes pursuant to the Underwriting Agreement. The offer and sale of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3ASR (No. 333-175339).

Indenture and Notes

The Notes were issued pursuant to an Indenture between the Company and U.S. Bank National Association, as trustee (the “Indenture”), pursuant to which the Company may issue an unlimited amount of debt securities from time to time in one or more series. A copy of the Indenture is filed as Exhibit 4.1 to this report and incorporated by reference herein. A copy of the form of Notes is filed as Exhibit 4.2 to this report and is incorporated by reference herein.

The Notes bear interest at the fixed rate of 3.900% per year and mature on July 15, 2021. Interest on the Notes will be due semi-annually on January 15 and July 15 of each year, commencing on January 15, 2012. The Company may redeem the Notes, in whole or in part, at any time prior to their maturity at the redemption price described in the Notes. Additionally, at the option of the holders of the Notes, the Company may be required to repurchase all or a portion of the Notes of a holder upon the occurrence of a change of control, as defined in the Indenture, at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, to the date of repurchase.

The Indenture provides, among other things, that the Notes will be unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing and future unsecured and unsubordinated debt.

The Indenture imposes certain limitations on the ability of the Company and its restricted subsidiaries, as defined in the Indenture, to create or incur liens and to enter into sale and leaseback transactions. The Indenture also imposes certain limitations on the ability of the Company to merge or consolidate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in or failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency.

Other material terms of the Notes and the Indenture are described in the prospectus supplement filed by the Company with the Securities and Exchange Commission on July 6, 2011.

The Company and its subsidiaries maintain ordinary banking and commercial relationships with the Trustee and its affiliates, for which the Trustee receives customary fees.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter Vice President, General Counsel & Secretary

Date: July 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement among McCormick & Company, Incorporated and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and SunTrust Robinson Humphrey, Inc., dated July 5, 2011.

4.1	Indenture between McCormick & Company, Incorporated and U.S. Bank National Association, dated July 8, 2011.

4.2	Form of 3.900% Notes due 2021.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).